                                                                    EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF AGCO CORPORATION

         Unless the context otherwise requires, references in the following information to "we," "us," "our" and similar terms mean AGCO Corporation.

         THE FOLLOWING INFORMATION IS NOT AN OFFER TO SELL OUR SECURITIES OR A SOLICITATION OF OFFERS TO BUY OUR SECURITIES.

         References in the following information to "this offering" mean a planned $250 million institutional private placement of our senior notes. Completion of this offering is expected in mid-April 2001, subject to market conditions. The proceeds of the anticipated offering would be used to refinance indebtedness under our existing revolving credit facility.

         The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This supplemental information shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         This Exhibit 99.1 contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated by reference herein, for information about forward-looking statements.

          INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information..........   P-2
Unaudited Pro Forma Combined Statements of Operations.......   P-3
Notes to Unaudited Pro Forma Combined Statements of
  Operations................................................   P-4
Unaudited Pro Forma Combined Balance Sheet..................   P-6
Notes to Unaudited Pro Forma Combined Balance Sheet.........   P-7

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information is based on our historical financial statements, adjusted to give effect to the following:

     - our acquisition of Ag-Chem, including acquisition-related debt and equity transactions and other assumptions;

     - the issuance of $250 million in senior notes pursuant to this offering and the application of the net proceeds to reduce borrowings under our existing revolving credit facility;

     - the refinancing of our existing revolving credit facility with a new revolving credit facility; and

     - the funding of a $100 million European accounts receivable securitization facility and the funding of an additional $35 million under our existing U.S. accounts receivable securitization facility with the application of the net proceeds to reduce borrowings under the revolving credit facility.

     The pro forma combined statements of operations data for the year ended December 31, 2000 give effect to the above transactions as if the transactions occurred as of January 1, 2000. The pro forma combined balance sheet data gives effect to the above transactions as if the transactions had occurred on December 31, 2000. The pro forma financial information has been presented with separate subtotals to show the effect of the Ag-Chem acquisition, this offering and our new credit facility prior to showing the effect of the funding of our new European securitization facility and the additional funding under the U.S. securitization facility. This offering is not conditioned on the closing of our acquisition of Ag-Chem or the new European securitization facility.

     The pro forma adjustments are described in the accompanying notes and are based on available information and assumptions that our management believes are reasonable. The pro forma financial statements do not purport to represent our results of operations or financial position for any future period or as of any date. The pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this document and Ag-Chem's historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in a Form 8-K that Ag-Chem filed April 2, 2001.

     The pro forma financial information as it relates to the acquisition is based on Ag-Chem's historical financial statements updated to conform with our calendar year-end by adding Ag-Chem's quarter ended December 31, 2000 to Ag-Chem's year ended September 30, 2000 and deducting Ag-Chem's quarter ended December 31, 1999. The acquisition will be accounted for under the purchase method of accounting. We will be the accounting acquirer and therefore the pro forma financial statements are presented with us as the acquirer. Under purchase accounting, the total purchase cost and fair value of liabilities assumed will be allocated to the tangible and intangible assets and liabilities of Ag-Chem according to their respective fair values as of the closing of the acquisition which will be determined based on valuations and other studies that are not yet available. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma consolidated financial information based on estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ materially from the pro forma amounts included herein. Except as explained in notes 2 and 3 to the Unaudited Pro Forma Combined Balance Sheet, we have assumed that the current recorded book value of Ag-Chem's assets, including patents, trademarks, and property, plant and equipment, and liabilities are equal to their current fair value. Once we have access to Ag-Chem's detailed asset records, we will make an allocation of the purchase price to these assets based on detailed valuations, which may change the amounts of currently recorded book values of Ag-Chem's assets and liabilities thereby changing the amount of goodwill reflected in these pro forma financial statements. In addition, we will review the estimated remaining lives of the assets, which may affect the resulting depreciation and amortization relating to these assets, and accordingly, may affect net earnings and the pro forma results of operations included herein.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                      FOR THIS                       PRO FORMA
                                                   PRO FORMA          OFFERING                      ADJUSTMENTS         PRO
                                                  ACQUISITION          AND NEW                        FOR THE          FORMA
                               AGCO     AG-CHEM   ADJUSTMENTS      CREDIT FACILITY     SUBTOTAL   SECURITIZATIONS     COMBINED
                             --------   -------   -----------      ---------------     --------   ---------------     --------
Net sales..................  $2,336.1   $297.2      $    --            $    --         $2,633.3       $   --          $2,633.3
Cost of goods sold.........   1,959.5    232.7           --                 --          2,192.2           --           2,192.2
                             --------   ------      -------            -------         --------       ------          --------
         Gross profit......     376.6     64.5           --                 --            441.1           --             441.1
Selling, general and
  administrative
  expenses.................     228.2     65.9         (7.0)(1)             --            287.1           --             287.1
Engineering expenses.......      45.6       --          6.4(1)              --             52.0           --              52.0
Restructuring and other
  infrequent expenses......      21.9      3.4           --                 --             25.3           --              25.3
Amortization of
  intangibles..............      15.1       --          4.3(2)              --             20.0           --              20.0
                                                        0.6(1)              --                            --
                             --------   ------      -------            -------         --------       ------          --------
Income from operations.....      65.8     (4.8)        (4.3)                --             56.7           --              56.7
Interest expense, net......      46.6      4.5          9.6(3)(8)          6.3(9)          67.0        (10.0)(11)         57.0
Other expense, net.........      33.1     (3.6)         0.5(4)              --             31.2          7.4(12)          38.6
                                                        1.2(5)
                             --------   ------      -------            -------         --------       ------          --------
Income (loss) before income
  taxes and equity in net
  earnings of affiliates...     (13.9)    (5.7)       (15.6)              (6.3)           (41.5)         2.6             (38.9)
Income tax expense
  (benefit)................      (7.6)    (2.1)        (4.5)(6)           (2.5)(10)       (16.7)         1.0(10)         (15.7)
                             --------   ------      -------            -------         --------       ------          --------
Income (loss) before equity
  in net earnings of
  affiliates...............      (6.3)    (3.6)       (11.1)              (3.8)           (24.8)         1.6             (23.2)
Equity in net earnings of
  affiliates...............       9.8       --          0.7(5)              --             10.5           --              10.5
                             --------   ------      -------            -------         --------       ------          --------
         Net income
           (loss)..........  $    3.5   $ (3.6)     $ (10.4)(8)        $  (3.8)        $  (14.3)      $  1.6          $  (12.7)
                             ========   ======      =======            =======         ========       ======          ========
Net income (loss) per
  common share:
  Basic....................  $   0.06   $(0.38)                                        $  (0.20)                      $  (0.18)
  Diluted..................  $   0.06   $(0.38)                                        $  (0.20)                      $  (0.18)
Weighted average number of
  common and common
  equivalent shares
  outstanding:
  Basic....................      59.2      9.6         11.8(7)                             71.0                           71.0
  Diluted..................      59.7      9.6         11.8(7)                             71.0                           71.0

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

 (1) To reclassify Ag-Chem's engineering expenses and amortization of intangibles from selling, general and administrative expenses to separate line items to conform with our presentation.
 (2) To reflect the increase in goodwill amortization from the preliminary purchase price allocation of the net assets acquired in the acquisition assuming a 40-year amortization period (see Note 4 to the Unaudited Pro Forma Combined Balance Sheet).
 (3) To reflect the increase in interest expense with respect to borrowings expected to be incurred in connection with the cash portion of the purchase price, assuming that the market price of our common stock is $9.73 per share (see Note 6 to the Unaudited Pro Forma Combined Balance Sheet) at an assumed interest rate of 7.0%, which is the current incremental borrowing rate under our existing revolving credit facility. The actual interest rate under our existing revolving credit facility and under our new revolving credit facility may differ from 7.0%. Accordingly, for every 0.125% variance in the interest rate, annual interest expense will vary by approximately $0.2 million.
 (4) To reflect the increase in depreciation expense from adjusting certain Ag-Chem office buildings to estimated market value.
 (5) To reclassify the equity in net earnings of Ag-Chem's unconsolidated joint ventures from other income to equity in net earnings in affiliates on an after-tax basis to conform with our presentation.
 (6) To reflect an income tax provision for the net pro forma acquisition adjustments, after taking into consideration non-deductible goodwill amortization.
 (7) To adjust the weighted average shares outstanding for shares issued in connection with the common stock portion of the purchase price. This adjustment is based on the market price of our common stock of $9.73 on March 28, 2001. In the event the price of our common stock differs at the closing date, the number of shares issued as consideration in the acquisition may differ from the number of shares included in the pro forma adjustment.
 (8) The amounts of cash and common stock in the purchase price will vary depending on the price of our common stock at the closing date. The preceding Pro Forma Statements of Operations assume a closing common stock price of $9.73 per share (the closing price as of March 28, 2001). Assuming a common stock price at closing of $8.00 and $12.00 per share, the resulting interest expense, net loss, net loss per common share and weighted average shares outstanding, would be as follows:

                                                                 TWELVE MONTHS ENDED
                                                                  DECEMBER 31, 2000
                                                              -------------------------
                                                              (IN MILLIONS, EXCEPT PER
                                                                     SHARE DATA)
Closing stock price.........................................   $ 8.00         $ 12.00
                                                               ------         -------
Interest expense, net.......................................   $ 58.8         $  56.3
Net loss....................................................    (13.7)          (12.2)
Net loss per common share
  Basic.....................................................   $(0.19)        $ (0.18)
  Diluted...................................................   $(0.19)        $ (0.18)
Weighted average common & common equivalent shares
  outstanding
  Basic.....................................................     71.0            69.5
  Diluted...................................................     71.0            69.5

 (9) To adjust interest expense in connection with this offering and the new revolving credit facility as follows:

To reflect an increase in interest expense related to the
  refinancing of borrowings under the existing revolving
  credit facility at a weighted average rate of 7.2% with
  net proceeds of this offering being offered at a rate of
  9.0%, including the amortization of deferred issuance
  costs and related expenses................................  $ 5.5
To reflect an increase in interest expense from the
  refinancing of the existing revolving credit facility with net proceeds from the new revolving credit facility based
  on an increase in interest rates of 1.0% for the new
  credit facility over the existing credit facility on
  average borrowings in 2000 adjusted for the acquisition
  and this offering. The actual increase in interest rates
  under the new credit facility compared to the existing
  credit facility may differ from the assumed increase of
  1.0%. For every 0.125% change in interest rates under the
  new credit facility, interest expense would change by
  approximately $0.3 million................................    2.3
To reflect a decrease in the amortization of deferred debt
  issuance costs associated with the existing revolving
  credit facility compared to the new revolving credit
  facility. The pro forma adjustment excludes the write-off
  of unamortized debt issuance costs related to the existing revolving credit facility of approximately $1.7 million,
  which will be recorded upon the closing of the new
  revolving credit facility . ..............................   (1.5)
                                                              -----
                                                              $ 6.3
                                                              =====

(10) To reflect an income tax provision for the net pro forma adjustments related to this offering, the new revolving credit facility and the fundings under the securitization facilities.
(11) To reduce interest expense associated with the reduction of revolving credit facility indebtedness of $133.9 million from proceeds, net of transaction fees and expenses, from fundings under the European securitization facility and additional funding under the U.S. securitization facility at a current weighted average borrowing rate of 7.5%.
(12) To reflect an increase in other expense, net associated with losses on sales of accounts receivable in connection with funding of $100.0 million under the European securitization facility and funding of an additional $35.0 million under the U.S. securitization facility. The amounts included in the pro forma adjustment exclude the one-time, up-front loss on the initial sale of receivables under the securitization facilities estimated to be $1.6 million and transaction fees and expenses estimated to be $1.1 million, which will be expensed at the closing of the European securitization facility.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                                 (IN MILLIONS)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                                           FOR THIS                     PRO FORMA
                                                           PRO FORMA       OFFERING                    ADJUSTMENTS
                                                          ACQUISITION       AND NEW                      FOR THE        PRO FORMA
                                    AGCO     AG-CHEM(1)   ADJUSTMENTS   CREDIT FACILITY   SUBTOTAL   SECURITIZATIONS    COMBINED
                                  --------   ----------   -----------   ---------------   --------   ---------------    ---------
                                                             ASSETS
Current Assets:
  Cash and cash equivalents.....  $   13.3     $  0.1       $   --           $  --        $   13.4      $     --        $   13.4
  Accounts and notes
    receivables, net............     602.9       16.1           --              --           619.0        (136.6)(12)      482.4
  Inventories, net..............     531.1      104.7         12.5(2)           --           648.3            --           648.3
  Other current assets..........      93.0        8.2           --             0.7(11)       101.9           1.0(14)       102.9
                                  --------     ------       ------           -----        --------      --------        --------
        Total current assets....   1,240.3      129.1         12.5             0.7         1,382.6        (135.6)        1,247.0
Property, plant and equipment,
  net...........................     316.2       37.7         14.1(3)           --           368.0            --           368.0
Investment in affiliates........      85.3        1.2           --              --            86.5            --            86.5
Other assets....................     176.0        1.6           --            10.1(9)        187.7            --           187.7
Intangible assets, net..........     286.4        0.6        170.4(4)           --           457.4            --           457.4
                                  --------     ------       ------           -----        --------      --------        --------
        Total assets............  $2,104.2     $170.2       $197.0           $10.8        $2,482.2      $ (135.6)       $2,346.6
                                  ========     ======       ======           =====        ========      ========        ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..............  $  244.4     $ 16.9       $   --           $  --        $  261.3      $     --        $  261.3
  Accrued expenses..............     357.6       16.9          1.6(5)           --           376.1            --           376.1
  Other current liabilities.....      34.4       45.0        (28.5)(6)          --            55.9            --            55.9
                                                               5.0(2)
                                  --------     ------       ------           -----        --------      --------        --------
        Total current
          liabilities...........     636.4       78.8        (21.9)             --           693.3            --           693.3
Long-term debt..................     570.2       23.9        165.9(6)         11.8(10)       771.8        (133.9)(13)      637.9
Postretirement health care
  benefits......................      27.5         --           --              --            27.5            --            27.5
Other noncurrent liabilities....      80.2         --          5.7(3)           --            85.9            --            85.9
                                  --------     ------       ------           -----        --------      --------        --------
        Total liabilities.......   1,314.3      102.7        149.7            11.8         1,578.5        (133.9)        1,444.6
                                  --------     ------       ------           -----        --------      --------        --------
Stockholders' Equity:
  Common stock..................       0.6        0.1         (0.1)(7)          --             0.7            --             0.7
                                                               0.1(8)           --                            --
  Additional paid-in capital....     427.1        1.1         (1.1)(7)          --           541.8            --           541.8
                                                             114.7(8)           --                            --
  Retained earnings.............     622.9       66.7        (66.7)(7)        (1.0) (11)     621.9          (1.7)(14)      620.2
  Unearned compensation.........      (1.4)        --           --              --            (1.4)           --            (1.4)
  Accumulated other
    comprehensive income
    (loss)......................    (259.3)      (0.4)         0.4(7)           --          (259.3)           --          (259.3)
                                  --------     ------       ------           -----        --------      --------        --------
        Total stockholders'
          equity................     789.9       67.5         47.3            (1.0)          903.7          (1.7)          902.0
                                  --------     ------       ------           -----        --------      --------        --------
        Total liabilities and
          stockholders'
          equity................  $2,104.2     $170.2       $197.0           $10.8        $2,482.2      $ (135.6)       $2,346.6
                                  ========     ======       ======           =====        ========      ========        ========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

 (1) Represents the consolidated balance sheet of Ag-Chem as of December 31, 2000. Certain accounts have been reclassified to conform to our presentation.
 (2) To restate Ag-Chem inventories to their estimated fair value by eliminating Ag-Chem's LIFO reserves and to establish a deferred tax liability related to the adjustment.
 (3) To adjust certain Ag-Chem office buildings to estimated fair value based on current appraisals obtained by Ag-Chem and to establish a deferred tax liability related to the adjustment.
 (4) To reflect goodwill from the preliminary purchase price allocation of the net assets acquired related to the acquisition as follows:

Purchase cost ($25.80 x 9,579,868 Ag-Chem common shares
  outstanding as of December 31, 2000)......................  $247.2
Estimated transaction fees and expenses.....................     5.0
                                                              ------
Total purchase price........................................   252.2
Actual book value of Ag-Chem net assets at December 31,
  2000......................................................   (67.5)
Increase inventory to fair market value.....................   (12.5)
Increase property, plant and equipment to estimated fair
  market value..............................................   (14.1)
Recognition of deferred tax liabilities related to
  adjustments to inventories and property, plant and
  equipment.................................................    10.7
Recognition of a liability relating to Ag-Chem
  acquisition-related bonuses...............................     1.5
Recognition of a liability related to Ag-Chem's phantom
  stock bonus plan..........................................     0.1
                                                              ------
Adjusted book value of net assets acquired..................   (81.8)
                                                              ------
Estimated goodwill..........................................  $170.4
                                                              ======

 (5) To recognize a liability related to Ag-Chem's phantom stock bonus plan and acquisition-related bonuses.
 (6) To reflect the following:

Repayment of Ag-Chem short-term debt from proceeds of our
  existing revolving credit facility........................  $ 28.5
Increase in outstanding borrowings on our revolving credit
  facility in connection with the cash portion of the
  purchase price............................................   137.4
                                                              ------
                                                              $165.9
                                                              ======

      This adjustment is based on the stock price of our common stock of $9.73 as of March 28, 2001. In the event the price of our common stock differs at the closing date, the cash portion of the consideration may differ from the amount included as borrowings in the pro forma balance sheet. Assuming a closing stock price of $8.00 and $12.00 per share, the adjustment to long-term debt would change from $165.9 million to $186.4 million and $157.2 million, respectively.
 (7) To reflect the elimination of Ag-Chem's historical stockholders' equity.
 (8) To reflect the issuance of 11,800,000 shares of our common stock in connection with the common stock portion of the purchase price. This adjustment is based on the market price of our common stock of $9.73 as of March 28, 2001. In the event the price of our common stock differs at the closing date, the number of shares issued as consideration in the acquisition may differ from the number of shares included in the pro forma adjustment. Assuming a closing stock price of $8.00 and $12.00 per share, the pro forma adjustments to stockholder's equity of $47.3 million would change to $26.9 million and $56.1 million, respectively.

 (9) To reflect the following:

Deferred fees and expenses paid in connection with this
  offering..................................................  $ 5.0
Deferred debt issuance fees and expenses in connection with
  the new revolving credit facility.........................    6.8
Write-off of unamortized debt issuance costs associated with
  the existing revolving credit facility....................   (1.7)
                                                              -----
                                                              $10.1
                                                              =====

(10) To reflect the net change in long-term debt associated with this offering and the new revolving credit facility as follows:

Face amount of senior notes being offered...................  $ 250.0
Net proceeds from offering available to reduce borrowings
  under the existing revolving credit facility..............   (245.0)
Net increase in borrowings associated with debt issuance
  fees and expenses associated with the refinancing of the
  existing revolving credit facility with the new revolving
  credit facility...........................................      6.8
                                                              -------
Net adjustment to long-term debt............................  $  11.8
                                                              =======

(11) To reduce retained earnings for the after-tax effect of a $1.7 million write-off of unamortized debt issuance costs associated with the refinancing of the existing revolving credit facility and to establish the related deferred tax asset related to the adjustment.
(12) To reflect the sale of accounts receivable under the European securitization facility and additional sales under the U.S. securitization facility, including estimated losses on the initial sale of $1.6 million.
(13) To reduce borrowings under the revolving credit facility from proceeds from the sale of receivables under the European securitization facility and additional sales of receivables under the U.S. securitization facility, net of transaction fees and expenses.
(14) To reduce retained earnings for the after-tax effect of an estimated up-front loss of $1.6 million on the initial sale of receivables under the European and U.S. securitization facilities and estimated transaction fees and expenses of $1.1 million on the European securitization facility that are expensed at the closing of the transaction and to establish the related deferred tax asset related to the adjustments.